Exhibit 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated January 16, 2009, in the Registration Statement and related Prospectus (Form S-6 No. 333-156604) dated January 16, 2009 of Equity Opportunity Trust Dividend Ruler Series 2009A.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
January 16, 2009